Exhibit 99.1

www.e2open.com

Press Release

E2open Announces Fiscal 2025 Third Quarter Financial Results

GAAP subscription revenue of $132.0 million, above midpoint of Q3 guidance range

DALLAS – January 10, 2025 – E2open Parent Holdings, Inc. (NYSE: ETWO) (“e2open” or the “Company”), the connected supply chain SaaS platform with the largest multi-enterprise network, today announced financial results for its fiscal third quarter ended November 30, 2024.

“During the third quarter, e2open made further progress in putting our company back on a growth path,” said Andrew Appel, e2open chief executive officer. “We significantly improved our retention performance, and we demonstrated the power of our end-to-end software solutions by winning cross-sell and new logo business with clients in a variety of industries. We are honored to be long-term technology partners to so many of the world’s leading global companies.

“To further increase strategic client engagement and accelerate innovation, we have created two new executive roles,” Appel continued. “Pawan Joshi, a visionary supply chain expert and longtime e2open senior leader, has been named chief strategy officer. And Rachit Lohani has joined e2open as chief product and technology officer, bringing an impressive track record of developing world-class SaaS software. These appointments will allow e2open to maximize the growth potential of our deep client relationships and unique technology platform.”

“In Q3 FY25, e2open delivered subscription revenue above the mid-point of our guidance along with strong adjusted EBITDA and cash flow,” said Marje Armstrong, chief financial officer of e2open. “We are modestly narrowing our full year subscription revenue guidance mainly due to U.S. dollar strengthening, while maintaining full year adjusted EBITDA guidance. As we continue our strategic review, our comprehensive return-to-growth plan remains on track.”

Fiscal Third Quarter 2025 Financial Highlights

•
Revenue
o
GAAP subscription revenue for the third quarter of 2025 was $132.0 million, a decrease of 0.6% from the year-ago comparable period and 87.0% of total revenue.

o
Total GAAP revenue for the third quarter of 2025 was $151.7 million, a decrease of 3.7% from the year-ago comparable period.

•
GAAP gross profit for the third quarter of 2025 was $75.7 million, a decrease of 3.6% from the year-ago comparable period. Non-GAAP gross profit was $104.3 million, down 4.9%.

•
GAAP gross margin for the third quarter of 2025 was 49.9% compared to 49.9% for the year-ago comparable period. Non-GAAP gross margin was 68.8% compared to 69.6% from the comparable year-ago period.

•
GAAP Net loss for the third quarter of 2025 was $381.6 million compared to a net loss of $740.0 million from the year-ago comparable period. Adjusted EBITDA for the third quarter of 2025 was $53.6 million, a decrease of 3.2% from the year-ago comparable period. Adjusted EBITDA margin was 35.3% versus 35.1% from the comparable year-ago period.

•
GAAP EPS for the third quarter of 2025 was a loss of $1.12. Adjusted EPS for the third quarter of 2025 was $0.05.

Recent Business Highlights

•
Closed new logo and cross-sell business with large, well-known global companies in diverse market segments including industrial manufacturing, consumer retail, grocery, consumer packaged goods, and food and beverage. These clients selected e2open solutions across the platform to increase productivity and efficiency, reduce risk, improve compliance, significantly reduce or eliminate manual processes, and enhance their ability to serve their own customers.

•
Among the wins in the third quarter was a large cross-sell deal with a leading global retailer, providing another example of e2open’s strength in Supply Chain Collaboration and Supply Planning for the consumer retail segment. This customer has used e2open solutions for inventory collaboration and management for more than a decade and will now expand and deepen its utilization of e2open’s comprehensive platform to solve a wider array of business needs. Implementing e2open planning and supply applications will allow the client to reduce manual planning efforts by at least half, improve supplier relationships, reduce expediting of goods for freight savings, and improve on-time delivery.

•
Among the customer go-lives in the quarter was a large multinational pharmaceutical and healthcare company that will improve onboarding and decrease shipping time across its supply network, and a multinational apparel company that has centralized its global trade management with e2open to increase productivity, reduce risk, and control spending.

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Named a Leader by IDC industry analysts in multiple Supply Chain Planning categories including IDC MarketScape: Worldwide Supply Chain Planning Overall; IDC MarketScape: Worldwide Supply Chain Planning for Process Industries; and IDC MarketScape: Worldwide Supply Chain Planning for Distribution Industries 2024 Vendor Assessments, for advanced planning and execution on one platform, powered by field-proven AI and the largest multi-enterprise supply chain commerce network.

•
Released e2open’s 24.4 quarterly product update, focused on enhancing automation and intelligence, leveraging AI, strengthening compliance features, and refining the user experience across the entire e2open connected supply chain platform.

•
Published 2024 Forecasting and Inventory Benchmark Study, revealing extensive analysis of supply chain performance over a multi-year period and identifying opportunities for businesses to strengthen resilience with AI-driven demand sensing to optimize inventory, realize more value from planning investments, and better serve clients during disruptions of any size.

Financial Outlook for Fiscal Year 2025

As of January 10, 2025, e2open is updating full year 2025 guidance previously provided on October 9, 2024, and providing fourth quarter 2025 guidance as follows:

Fiscal 2025 and Fiscal Fourth Quarter GAAP Subscription Revenue

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GAAP subscription revenue for fiscal 2025 is expected to be in the range of $526 million to $529 million, reflecting a negative 1.7% growth rate at the mid-point.

•
GAAP subscription revenue for the fiscal fourth quarter of 2025 is expected to be in the range of $131 million to $134 million, reflecting a negative 1.4% growth rate at the mid-point and negative 1.1% growth on a constant currency basis.

Fiscal 2025 Total GAAP Revenue

•
Total GAAP revenue for fiscal 2025 is expected to be in the range of $607 million to $611 million, reflecting a negative 4.0% organic growth rate at the mid-point.

Fiscal 2025 Non-GAAP Gross Profit Margin

•
Non-GAAP gross profit margin for fiscal 2025 is expected to be in the range of 68% to 70%.

Fiscal 2025 Adjusted EBITDA

•
Adjusted EBITDA for fiscal 2025 is expected to be approximately $215 million with an implied adjusted EBITDA margin of approximately 35%, both consistent with previous guidance.

Quarterly Conference Call

E2open will host a conference call today at 8:30 a.m. ET to review fiscal third quarter 2025 financial results, in addition to discussing the Company’s outlook for the full fiscal year 2025. To access this call, dial 888-506-0062 (domestic) or 973-528-0011 (international). The conference ID is 588291. A live webcast of the conference call will be accessible in the “Investor Relations” section of e2open’s website at www.e2open.com. A replay of this conference call can also be accessed through January 23, 2025, at 877-481-4010 (domestic) or 919-882-2331 (international). The replay passcode is 51733. An archived webcast of this conference call will also be available after the completion of the call in the “Investor Relations” section of the Company’s website at www.e2open.com.

About e2open

E2open is the connected supply chain software platform that enables the world’s largest companies to transform the way they make, move, and sell goods and services. With the broadest cloud-native global platform purpose-built for modern supply chains, e2open connects more than 480,000 manufacturing, logistics, channel, and distribution partners as one multi-enterprise network tracking over 16 billion transactions annually. Our SaaS platform anticipates disruptions and opportunities to help companies improve efficiency, reduce waste, and operate sustainably. Moving as one.™ Learn More: www.e2open.com.

E2open and “Moving as one.” are the registered trademarks of E2open, LLC. All other trademarks, registered trademarks and service marks are the property of their respective owners.

Non-GAAP Financial Measures

This press release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”) including non-GAAP revenue, non-GAAP subscription revenue, non-GAAP professional services and other revenue, adjusted EBITDA, adjusted EBITDA margin, non-GAAP gross profit, non-GAAP net income, non-GAAP gross margin, adjusted free cash flow and adjusted earnings per share. These non-GAAP financial measures are not a measure of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing the Company’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity, or performance under GAAP. You should be aware that the Company’s presentation of these measures may not be comparable to similarly titled measures used by other companies.

The Company believes this non-GAAP measure of financial results provides useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends in comparing the Company’s financial measures with other similar companies, many of which present similar non-GAAP financial measures to investors. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures.

NOTE: E2open is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA without unreasonable effort, and therefore no reconciliation of certain forward-looking non-GAAP financial measures for non-GAAP gross profit margin or adjusted EBITDA is included.

Safe Harbor Statement

Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions, future events or future performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential," "outlook," "guidance" or the negative of those terms or other comparable terminology.

Please see the Company's documents filed or to be filed with the Securities and Exchange Commission, including the annual report filed on Form 10-K, and any amendments thereto for a discussion of certain important risk factors that relate to forward-looking statements contained in this press release. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates, and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Any forward-looking statements are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Investor Contact

Russell Johnson

SVP Treasurer & Investor Relations, e2open

russell.johnson@e2open.com

investor.relations@e2open.com

Media Contact

5W PR for e2open

e2open@5wpr.com

408-504-7707

Corporate Contact

Kristin Seigworth

VP Communications, e2open

kristin.seigworth@e2open.com

pr@e2open.com

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended November 30,
(In thousands, except per share amounts)	2024	2023
Revenue
Subscriptions	$ 132,000	$ 132,800
Professional services and other	19,655	24,697
Total revenue	151,655	157,497
Cost of Revenue
Subscriptions	35,640	36,689
Professional services and other	16,546	17,642
Amortization of acquired intangible assets	23,727	24,590
Total cost of revenue	75,913	78,921
Gross Profit	75,742	78,576
Operating Expenses
Research and development	23,259	24,937
Sales and marketing	21,529	22,583
General and administrative	20,831	24,739
Acquisition-related expenses	187	9
Amortization of acquired intangible assets	5,611	20,014
Goodwill impairment	369,100	687,700
Intangible asset impairment	10,000	30,000
Total operating expenses	450,517	809,982
Loss from operations	(374,775)	(731,406)
Other income (expense)
Interest and other expense, net	(25,423)	(24,643)
Gain from change in tax receivable agreement liability	2,530	2,888
Gain from change in fair value of warrant liability	4,893	2,617
Gain from change in fair value of contingent consideration	8,700	5,100
Total other expense	(9,300)	(14,038)
Loss before income tax provision	(384,075)	(745,444)
Income tax benefit	2,431	5,413
Net loss	(381,644)	(740,031)
Less: Net loss attributable to noncontrolling interest	(34,734)	(72,475)
Net loss attributable to E2open Parent Holdings, Inc.	$ (346,910)	$ (667,556)

Weighted-average common shares outstanding:
Basic	308,904	303,848
Diluted	308,904	303,848
Net loss attributable to E2open Parent Holdings, Inc. common shareholders per share:
Basic	$ (1.12)	$ (2.20)
Diluted	$ (1.12)	$ (2.20)

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	November 30, 2024	February 29, 2024
Assets
Cash and cash equivalents	$ 151,213	$ 134,478
Restricted cash	17,221	14,560
Accounts receivable, net	133,960	161,556
Prepaid expenses and other current assets	31,159	28,843
Total current assets	333,553	339,437
Goodwill	1,467,584	1,843,477
Intangible assets, net	711,569	841,031
Property and equipment, net	63,045	67,177
Operating lease right-of-use assets	16,627	21,299
Other noncurrent assets	29,766	29,234
Total assets	$ 2,622,144	$ 3,141,655
Liabilities, Redeemable Share-Based Awards and Stockholders' Equity
Accounts payable and accrued liabilities	$ 77,129	$ 90,594
Channel client deposits payable	17,221	14,560
Deferred revenue	187,526	213,138
Current portion of notes payable	11,288	11,272
Current portion of operating lease obligations	6,597	7,378
Current portion of financing lease obligations	2,207	1,448
Income taxes payable	7,360	584
Total current liabilities	309,328	338,974
Long-term deferred revenue	2,581	2,077
Operating lease obligations	12,335	17,372
Financing lease obligations	3,643	3,626
Notes payable	1,032,770	1,037,623
Tax receivable agreement liability	60,627	67,927
Warrant liability	1,660	14,713
Contingent consideration	9,568	18,028
Deferred taxes	41,999	55,586
Other noncurrent liabilities	1,035	602
Total liabilities	1,475,546	1,556,528
Commitments and Contingencies
Redeemable share-based awards	2,481	—
Stockholders' Equity
Class A common stock	31	31
Class V common stock	—	—
Series B-1 common stock	—	—
Series B-2 common stock	—	—
Additional paid-in capital	3,433,910	3,407,694
Accumulated other comprehensive loss	(54,523)	(46,835)
Accumulated deficit	(2,289,338)	(1,873,703)
Treasury stock, at cost	(2,473)	(2,473)
Total E2open Parent Holdings, Inc. equity	1,087,607	1,484,714
Noncontrolling interest	56,510	100,413
Total stockholders' equity	1,144,117	1,585,127
Total liabilities, redeemable share-based awards and stockholders' equity	$ 2,622,144	$ 3,141,655

E2OPEN PARENT HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended November 30,
(In thousands)	2024	2023
Cash flows from operating activities
Net loss	$ (457,285)	$ (1,139,544)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	144,896	160,758
Amortization of deferred commissions	6,921	4,452
Provision for credit losses	2,087	2,657
Amortization of debt issuance costs	3,961	3,961
Amortization of operating lease right-of-use assets	4,932	5,454
Share-based compensation	35,124	18,728
Deferred income taxes	(13,060)	(79,791)
Right-of-use assets impairment charge	576	619
Goodwill impairment charge	369,100	1,097,741
Indefinite-lived intangible asset impairment charge	10,000	34,000
Gain from change in tax receivable agreement liability	(1,464)	(8,355)
Gain from change in fair value of warrant liability	(13,053)	(18,786)
Gain from change in fair value of contingent consideration	(8,460)	(15,360)
Gain on operating lease termination	(126)	(187)
Loss (gain) on disposal of property and equipment	135	(16)
Changes in operating assets and liabilities:
Accounts receivable	25,509	44,822
Prepaid expenses and other current assets	(4,482)	(3,972)
Other noncurrent assets	(7,453)	(7,351)
Accounts payable and accrued liabilities	(23,676)	(16,712)
Channel client deposits payable	2,661	8,349
Deferred revenue	(25,108)	(27,244)
Changes in other liabilities	(5,588)	(7,568)
Net cash provided by operating activities	46,147	56,655
Cash flows from investing activities
Capital expenditures	(18,465)	(22,301)
Net cash used in investing activities	(18,465)	(22,301)
Cash flows from financing activities
Repayments of indebtedness	(8,427)	(8,366)
Repayments of financing lease obligations	(1,370)	(2,432)
Proceeds from exercise of stock options	155	—
Net cash used in financing activities	(9,642)	(10,798)
Effect of exchange rate changes on cash and cash equivalents	1,356	2,040
Net increase in cash, cash equivalents and restricted cash	19,396	25,596
Cash, cash equivalents and restricted cash at beginning of period	149,038	104,342
Cash, cash equivalents and restricted cash at end of period	$ 168,434	$ 129,938

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF PRO FORMA INFORMATION

TABLE I

Fiscal Third Quarter 2025
(in millions)	Q3	Q3	$ Var	% Var
	FY2025	FY2024
PRO FORMA REVENUE RECONCILIATION
Total GAAP Revenue	151.7	157.5	(5.8)	(3.7%)
Constant currency FX impact (1)	(0.6)	-	(0.6)	n/m
Total non-GAAP revenue (constant currency basis) (2)	$151.0	$157.5	($6.5)	(4.1%)

GAAP Subscription Revenue	132.0	132.8	(0.8)	(0.6%)
Constant currency FX impact (1)	(0.6)	-	(0.6)	n/m
Non-GAAP subscription revenue (constant currency basis) (2)	$131.4	$132.8	($1.4)	(1.0%)

GAAP Professional Services and other revenue	19.7	24.7	(5.0)	(20.4%)
Constant currency FX impact (1)	(0.1)	-	(0.1)	n/m
Non-GAAP professional services and other revenue (constant currency basis) (2)	$19.6	$24.7	($5.1)	(20.6%)

PRO FORMA GROSS PROFIT RECONCILIATION
GAAP Gross profit	75.7	78.6	(2.8)	(3.6%)
Depreciation and amortization	27.0	28.7	(1.7)	(5.8%)
Share-based compensation (3)	1.5	1.3	0.2	14.5%
Non-recurring/non-operating costs (4)	0.0	1.1	(1.1)	(96.4%)
Non-GAAP gross profit	$104.3	$109.7	($5.4)	(4.9%)
Non-GAAP Gross Margin %	68.8%	69.6%
Constant currency FX impact (1)	(0.2)	-	(0.2)	n/m
Total non-GAAP gross profit (constant currency basis) (2)	$104.1	$109.7	($5.6)	(5.1%)
Non-GAAP Gross Margin % (constant currency basis) (2)	68.9%	69.6%

PRO FORMA ADJUSTED EBITDA RECONCILIATION
Net income (loss)	(381.6)	(740.0)	358.4	n/m
Interest expense, net	23.4	24.9	(1.5)	(6.2%)
Income tax benefit	(2.4)	(5.4)	3.0	(55.1%)
Depreciation and amortization	37.8	53.6	(15.8)	(29.4%)
EBITDA	($322.8)	($666.9)	$344.1	n/m
Share-based compensation (3)	10.4	6.8	3.6	52.2%
Non-recurring/non-operating costs (4)	2.8	8.3	(5.4)	(65.7%)
Acquisition-related adjustments (5)	0.2	0.0	0.2	n/m
Change in tax receivable agreement liability (6)	(2.5)	(2.9)	0.4	(12.5%)
Change in fair value of warrant liability (7)	(4.9)	(2.6)	(2.3)	86.6%
Change in fair value of contingent consideration (8)	(8.7)	(5.1)	(3.6)	70.6%
Goodwill impairment (9)	369.1	687.7	(318.6)	(46.3%)
Right-of-use assets & Intangible impairment charge (10)	10.0	30.1	(20.1)	(66.8%)
Adjusted EBITDA	$53.6	$55.4	($1.8)	(3.2%)
Adjusted EBITDA Margin %	35.3%	35.1%
Constant currency FX impact (1)	0.2	-	0.2	n/m

Total adjusted EBITDA (constant currency basis) (2)	$53.8	$55.4	($1.6)	(2.9%)
Adjusted EBITDA Margin % (constant currency basis) (2)	35.6%	35.1%

(1) Constant Currency refers to pro-forma amounts excluding the impact of translating foreign currencies into U.S. dollars. To calculate foreign currency translation on a constant currency basis, operating results for the current year period for entities reporting in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rates in effect during the comparable period of the prior year (rather than the actual exchange rates in effect during the current year period).

(2) Constant Currency refers to pro forma amounts excluding translation and transactional impacts from foreign currency exchange rates.
(3) Reflects non-cash, long-term share-based compensation expense.

(4) Primarily includes non-recurring expenses such as the non-acquisition severance related to cost reduction initiatives, reorganizations and executive transition costs; foreign currency transaction gains and losses; systems integrations; legal entity rationalization and non-recurring consulting and advisory fees.

(5) Primarily includes advisory, consulting, accounting and legal expenses incurred in connection with the strategic review.
(6) Represents the fair value adjustment at each balance sheet date for the Tax Receivable Agreement along with the associated interest.
(7) Represents the fair value adjustment at each balance sheet date of the warrant liability related to our warrants.
(8) Represents the fair value adjustment at each balance sheet date of the contingent consideration liability related to the restricted B-2 common stock and Series 2 RCUs.
(9) Represents the goodwill impairment taken in the third quarters of fiscal 2024 and 2025.
(10) The company recognized an intangible impairment charge of $10.0M in Q3 FY25 and $30.0M in Q3 FY24, and a right-of-use asset impairment charge of $0.1M in G&A in Q3 FY24

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF NON-GAAP EXPENSES

TABLE II

Fiscal Third Quarter 2025
(in millions)	GAAP	Non-recurring(1)		Depreciation & Amortization	Share-Based Compensation	Non-GAAP (Adjusted)	% of Revenue
			Impairment Charges(2)
COST OF GOODS
Subscriptions	35.6	-	-	(3.1)	(0.9)	31.6	23.9%
Professional services and other	16.6	-	-	(0.2)	(0.6)	15.8	80.1%
Amortization of intangibles	23.7	-	-	(23.7)	-	-
Total cost of revenue	$75.9	($0.1)	-	(27.0)	(1.5)	$47.3	31.2%

Gross Profit	$75.7	$0.1	-	$27.0	$1.5	$104.3	68.8%

OPERATING COSTS
Research & development	23.3	(0.2)	-	(4.8)	(1.1)	17.1	11.3%
Sales & marketing	21.5	-	-	(0.2)	(1.7)	19.6	12.9%
General & administrative	20.8	(0.5)	-	(0.2)	(6.1)	14.1	9.3%
Acquisition related expenses	0.2	(0.2)	-	-	-	-
Amortization of intangibles	5.6	-	-	(5.6)	-	-
Intangible impairment charge	10.0	-	(10.0)	-	-	-
Goodwill impairment	369.1	-	(369.1)	-	-	-
Total operating expenses	$450.5	($1.0)	($379.1)	($10.8)	($8.9)	$50.8	33.5%

(1) Primarily includes other non-recurring expenses such as non-acquisition related severance, systems integrations, legal entity rationalization, and non-recurring consulting and advisory fees.
(2) Represents the goodwill impairment and intangible impairment taken in the third quarter of fiscal 2025.

E2OPEN PARENT HOLDINGS, INC.

RECONCILIATION OF ADJUSTED EARNINGS PER SHARE

TABLE III

Fiscal Third Quarter 2025
(in millions, except per share amounts)	Q3 25
GAAP Net income (loss)	(381.6)
Interest expense, net	23.4
Income taxes benefit	(2.4)
Depreciation & amortization	37.8
EBITDA	($322.8)
Share-based compensation	10.4
Non-recurring/non-operating costs	2.8
Acquisition-related adjustments	0.2
Change in tax receivable agreement liability	(2.5)
Change in fair value of warrant liability	(4.9)
Change in fair value of contingent consideration	(8.7)
Goodwill impairment	369.1
Intangible asset impairment charge	10.0
Adjusted EBITDA	$53.6
Depreciation	(8.5)
Interest and other expense, net	(23.4)
Normalized income taxes (1)	(5.2)
Adjusted Net Income	$16.5
Adjusted basic shares outstanding	345.9
Adjusted earnings per share	0.05

(1) Income taxes calculated using 24% effective rate.

E2OPEN PARENT HOLDINGS, INC.

ADJUSTED FREE CASH FLOW

TABLE IV

Fiscal Third Quarter 2025
(in millions)	Q1 25	Q2 25	Q3 25	Q3 YTD
GAAP operating cash flow	35.9	(7.5)	17.7	46.1

Add: Non-recurring cash payments (1)	4.3	2.9	4.0	11.2
Add: Change in channel client deposits payable (2)	(1.2)	(0.9)	(0.6)	(2.7)
Adjusted operating cash flow	$39.1	($5.5)	$21.1	$54.7

Capital expenditures	(6.1)	(6.2)	(6.2)	(18.5)
Adjusted free cash flow	$33.0	($11.6)	$14.9	$36.2

(1) Primarily includes other non-recurring expenses such as non-acquisition related severance, systems integrations, legal entity rationalization, and non-recurring consulting and advisory fees.

(2)   Channel Client Deposits Payable represents client deposits for the incentive payment program associated with the Company's channel shaping application. The Company offers services to administer incentive payments to partners on behalf of the Company’s clients. The Company’s clients deposit these funds into a restricted cash account with an offset included as a liability in incentive program payable in the Consolidated Balance Sheets.

E2OPEN PARENT HOLDINGS, INC.

CONSOLIDATED CAPITAL

TABLE V

Fiscal Third Quarter 2025

Description	Shares (000's)	Notes
Shares outstanding as of November 30, 2024	309,173	Shares outstanding
Common Units	30,692	Units issued in the Business Combination that have not been converted from common units to Class A common stock (Common units are represented by Class V shares).
Series B-2 Shares (unvested)	3,372	Represents the right to acquire shares of Class A common stock when the 20-day VWAP reaches $15.00 per share.
Restricted Common Units Series 2 (unvested)	2,628

Represents the right in E2open Holdings, LLC that converts into common units when the 20-day VWAP reaches $15.00. Upon conversion to common units, the holders can elect to convert the common units to Class A common stock.

Adjusted Basic Shares	345,865

Warrants	29,080	Outstanding warrants with an exercise price of $11.50.
Options (vested/unreleased and unvested)	6,151	Options issued to management under the long-term incentive plan.
Restricted Shares (vested/unreleased and unvested)	15,937	Restricted shares issued to employees, management and directors under the long-term incentive plan.
Fully Converted Shares	397,033